SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): June 27, 2003


                              AEROFLEX INCORPORATED
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     000-02324                  11-1974412

State of Other Jurisdiction          (Commission                (IRS Employer
    of Incorporation)                File Number)            Identification No.)



     35 South Service Road, Plainview, New York                 11803
      (Address of Principal Executive Offices)                (Zip Code)


                                 (516) 694-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On June 27, 2003, Aeroflex Incorporated, a Delaware corporation ("Aeroflex"), MCE Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of Aeroflex ("Acquisition"), MCE Technologies, Inc., a Michigan corporation (the "MCE"), and Michael J. Endres, on behalf of the shareholders and warrantholders of MCE, entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which MCE will be merged with and into Acquisition and MCE will become a wholly-owned subsidiary of Aeroflex. Pursuant to the Agreement, at the effective time of the merger (the "Effective Time") each share of MCE's common stock outstanding immediately prior to the Effective Time, will be converted into the right to receive .2265 of a share of Aeroflex common stock, $.10 par value, subject to adjustment (the "Exchange Ratio"). Approximately 5,850,000 shares of Aeroflex common stock will be issued in the merger.

         Pursuant to the Agreement, each holder of MCE's common stock purchase warrants entered into a Warrant Exchange Agreement pursuant to which, at the Effective Time, the warrants owned by them will be exchanged, using the Exchange Ratio, directly into shares of Aeroflex common stock without any prior exercise of the warrants.

         In addition, certain shareholders of MCE beneficially owning approximately 68% of MCE's common stock entered into a Shareholder Voting Agreement and Irrevocable Proxy (the "Shareholder's Agreement") pursuant to which each such shareholder agreed to vote all of the shares of MCE common stock that the shareholder is entitled to vote at any meeting, or in connection with any written consent, of the shareholders of MCE in favor of the merger, the adoption of the Agreement and the other actions contemplated by the Agreement.

         Each shareholder also agreed that it would not take various actions that would restrict, limit or interfere with the performance of the shareholder's obligations under the Shareholder's Agreement and granted to designees of Aeroflex an irrevocable proxy to vote the shareholder's shares of MCE common stock in favor of the merger.

         A press release ("Press Release") describing the merger transaction was released by Aeroflex on June 30, 2003.

         The Agreement, form of Warrant Exchange Agreement, form of Shareholder's Agreement and Press Release are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and each is incorporated herein by reference in its


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entirety. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.


        99.1 Agreement and Plan of Merger, dated as of June 27, 2003, among Aeroflex, Acquisition, MCE and Michael J. Endres.

        99.2    Form of Warrant Exchange Agreement

        99.3    Form of Shareholder's Agreement

        99.4    Press Release issued by Aeroflex on June 30, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AEROFLEX INCORPORATED

                             By:  /s/Michael Gorin
                                --------------------------------
                                Name:  Michael Gorin
                                Title: President, Chief Financial Officer and
                                       Principal Accounting Officer

Dated:   July 2, 2003


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                                  EXHIBIT INDEX

  Exhibit No.      Description

     99.1 Agreement and Plan of Merger, dated as of June 27, 2003, among Aeroflex, Acquisition, MCE and Michael J. Endres

     99.2          Form of Warrant Exchange Agreement

     99.3          Form of Shareholder's Agreement

     99.4          Press Release issued by Aeroflex on June 30, 2003